================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _________________


                                   FORM 8-K/A
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 12, 2001



                                __________________


                             MINDARROW SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                      0-28403                 77-0511097
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)

               101 Enterprise, Suite 340, Aliso Viejo, California     92656
                    (Address of principal executive offices)        (Zip Code)


                              ____________________
       Registrant's telephone number, including area code: (949) 916-8705


                                       N/A
          (Former name or former address, if changed since last report)

                                _________________

          MindArrow Systems, Inc., a Delaware corporation ("Registrant"), filed with the Commission on September 24, 2001, a Current Report on Form 8-K (the "Current Report") describing Registrant's acquisition of substantially all of the assets of Radical Communication, Inc., a privately-held Delaware corporation ("Radical"), on September 12, 2001. In accordance with the instructions to paragraphs (a)(4) and (b)(2) of Item 7 of Form 8-K, the Current Report omitted the financial statements of the business acquired and the pro forma financial information required by such paragraphs.

          Accordingly, Registrant hereby amends the Current Report by deleting
Item 7 thereof and replacing it in its entirety with the following:

Item 7.     Financial Statements, Pro Forma Financial Information, and Exhibits

     (a)    Financial Statements of Business Acquired

                                                                                                Page
                                                                                                ----
            Report of Independent Certified Public Accountants.................................    2

            Consolidated Balance Sheets - June 30, 2001 (unaudited) and December 31, 2000 .....    3

            Consolidated Statements of Operations  - For the Six Months Ended June 30, 2001
            and 2000 (unaudited), and for the Year Ended December 31, 2000.....................    4

            Consolidated Statement of Changes in Stockholders' Equity -  For the Year Ended
            December 31, 2000 and for the Six Months Ended June 30, 2001 (unaudited)...........    5

            Consolidated Statements of Changes in Cash Flows - For the Six Months Ended
            June 30, 2001 and 2000 (unaudited), and for the Year Ended December 31, 2000 ......    6

            Notes to Consolidated Financial Statements.........................................    7



     (b)    Pro Forma Financial Information

            Unaudited Pro Forma Combined Financial Statements Basis of Presentation............   14

            Unaudited Pro Forma Combined Balance Sheet.........................................   15

            Unaudited Pro Forma Combined Statements of Operations..............................   16

            Notes to Unaudited Pro Forma Combined Financial Statements.........................   18

               Report of Independent Certified Public Accountants

Board of Directors
MindArrow Systems, Inc.

We have audited the accompanying consolidated balance sheet of Radical Communication, Inc. and subsidiary as of December 31, 2000 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Radical Communication, Inc. and subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes A and H, the Company significantly curtailed operations in May 2001 and on September 12, 2001 consummated a transaction in which substantially all of its assets were sold to and certain liabilities were assumed by MindArrow Systems, Inc.

/s/ Grant Thornton LLP
Reno, Nevada
September 12, 2001

                   Radical Communication, Inc. and Subsidiary
                           Consolidated Balance Sheets

                                                                                         June 30,           December 31,
                                                                                           2001                 2000
                                                                                       ------------         ------------
                                                                                       (unaudited)
                                                         ASSETS

Current Assets:
 Cash                                                                                  $    419,132         $    670,904
 Investment securities held to maturity                                                           -            3,984,505
 Accounts receivable, net of allowance for doubtful accounts of $164,872
  at June 30, 2001 and $24,669 at December 31, 2000                                         223,832              572,712
 Prepaid expenses                                                                            55,421               69,326
                                                                                       ------------         ------------

   Total current assets                                                                     698,385            5,297,447

Fixed Assets, net                                                                         2,516,155            2,835,035
Deposits                                                                                     51,716                    -
                                                                                       ------------         ------------

   Total assets                                                                        $  3,266,256         $  8,132,482
                                                                                       ============         ============

                                          LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Accounts payable and accrued liabilities                                              $    676,422         $  1,178,583
 Deferred revenue                                                                            62,581                    -
 Current portion of capital lease obligations                                               739,370              690,104
 Notes payable                                                                              200,000                    -
                                                                                       ------------         ------------

   Total current liabilities                                                              1,678,373            1,868,687

Capital lease obligations, net of current portion                                           287,158              583,564
                                                                                       ------------         ------------

   Total liabilities                                                                      1,965,531            2,452,251
                                                                                       ------------         ------------

Stockholders' Equity:
 Series A Convertible Preferred Stock,
   $0.001 par value; 9,926,666 shares authorized, issued and outstanding;
   $14,889,999 aggregate liquidation preference                                               9,927                9,927
 Common Stock,
   $0.001 par value; 29,926,666 shares authorized; 12,000,000 shares issued
   and outstanding                                                                           12,000               12,000
 Additional paid-in capital                                                              18,414,518           18,414,518
 Accumulated deficit                                                                    (17,135,720)         (12,756,214)
                                                                                       ------------         ------------

  Total stockholders' equity                                                              1,300,725            5,680,231
                                                                                       ------------         ------------

  Total liabilities and stockholders' equity                                           $  3,266,256         $  8,132,482
                                                                                       ============         ============

        The accompanying notes are an integral part of these statements.

                   Radical Communication, Inc. and Subsidiary
                      Consolidated Statements of Operations

                                               Six Months Ended                Year Ended
                                          June 30,           June 30,         December 31,
                                            2001               2000               2000
                                       --------------     --------------     --------------
                                                  (unaudited)
Revenues                               $      547,707     $      339,979     $    1,182,063
                                       --------------     --------------     --------------

Operating expenses:
 Development                                1,341,476            568,087          1,998,356
 Production                                   621,607            643,890          1,741,566
 Sales and marketing                          813,870            940,282          3,191,745
 General and administration                 1,497,664          1,872,939          4,722,002
 Depreciation and amortization                628,304            121,684            629,798
                                       --------------     --------------     --------------

                                            4,902,921          4,146,882         12,283,467
                                       --------------     --------------     --------------

Operating loss                             (4,355,214)        (3,806,903)       (11,101,404)

Interest income (expense)                     (24,292)            16,660            171,912
                                       --------------     --------------     --------------

  Net loss                             $   (4,379,506)    $   (3,790,243)    $  (10,929,492)
                                       ==============     ==============     ==============

        The accompanying notes are an integral part of these statements.

                   Radical Communication, Inc. and Subsidiary
            Consolidated Statement of Changes in Stockholders' Equity

                                       Series A Preferred Stock           Common Stock         Additional Paid-In   Accumulated
                                      ---------------------------  --------------------------
                                         Shares        Amount         Shares        Amount           Capital          Deficits
                                      ------------  -------------  ------------  ------------  ------------------  -------------
Balance, December 31, 1999                       -  $           -             -  $          -  $                -  $  (1,826,722)
  Contributions by members                       -              -             -             -                   -              -
  Recapitalization                               -              -    12,000,000        12,000           3,524,446              -
  Issuance of preferred stock            9,926,666          9,927             -             -          14,890,072              -
  Net loss                                       -              -             -             -                   -    (10,929,492)
                                      ------------  -------------  ------------  ------------  ------------------  -------------

Balance, December 31, 2000               9,926,666          9,927    12,000,000        12,000          18,414,518    (12,756,214)

  Net loss                                       -              -             -             -                   -     (4,379,506)
                                      ------------  -------------  ------------  ------------  ------------------  -------------

Balance, June 30, 2001 (unaudited)       9,926,666  $       9,927    12,000,000  $     12,000  $       18,414,518  $ (17,135,720)
                                      ============  =============  ============  ============  ==================  =============

                                      Membership Units       Total
                                      ----------------   -------------
Balance, December 31, 1999            $      2,211,446   $     384,724
  Contributions by members                   1,325,000       1,325,000
  Recapitalization                          (3,536,446)              -
  Issuance of preferred stock                        -      14,899,999
  Net loss                                           -     (10,929,492)
                                      ----------------   -------------

Balance, December 31, 2000                           -       5,680,231

  Net loss                                           -      (4,379,506)
                                      ----------------   -------------

Balance, June 30, 2001 (unaudited)    $              -   $   1,300,725
                                      ================   =============

        The accompanying notes are an integral part of these statements.

                           Radical Communication, Inc.
                      Consolidated Statements of Cash Flows

                                                                                      Six Months Ended                Year Ended
                                                                                 June 30,          June 30,          December 31,
                                                                                  2001               2000               2000
                                                                              ------------       ------------       ------------
                                                                                        (unaudited)
Cash flows from operating activities:
 Net loss                                                                     $ (4,379,506)      $ (3,790,243)      $(10,929,492)

 Adjustments to reconcile net loss to net cash used in operations:
  Depreciation and amortization                                                    628,304            121,684            629,798
  (Increase) decrease in accounts receivable                                       348,880           (224,711)          (561,870)
  (Increase) decrease in prepaid expenses                                           13,905            (33,584)           (66,231)
  Increase in deposits                                                             (51,716)          (130,629)                 -
  Increase (decrease) in accounts payable and accrued liabilities                 (502,161)           502,706            949,340
  Increase in deferred revenue                                                      62,581                  -                  -
                                                                              ------------       ------------       ------------

     Net cash used in operations                                                (3,879,713)        (3,554,777)        (9,978,455)
                                                                              ------------       ------------       ------------

Cash flows from investing activities:
  Purchases of fixed assets                                                       (309,424)           (84,157)        (1,461,569)
  (Purchase) maturity of investment securities held to maturity                  3,984,505                  -         (3,984,505)
                                                                              ------------       ------------       ------------

     Net cash (used in) provided by investing activities                         3,675,081            (84,157)        (5,446,074)
                                                                              ------------       ------------       ------------

Cash flows from financing activities:
  Repayment of capital lease obligations                                          (247,140)          (409,707)          (643,963)
  Proceeds from notes payable                                                      200,000                  -                  -
  Proceeds from issuance of preferred stock                                              -          8,059,999         14,899,999
  Proceeds from issuance of membership units                                             -          1,325,000          1,325,000
                                                                              ------------       ------------       ------------

     Net cash (used in) provided by financing activities                           (47,140)         8,975,292         15,581,036
                                                                              ------------       ------------       ------------

Net increase (decrease) in cash                                                   (251,772)         5,336,358            156,507
Cash, beginning of period                                                          670,904            514,397            514,397
                                                                              ------------       ------------       ------------

Cash, end of period                                                           $    419,132       $  5,850,755       $    670,904
                                                                              ============       ============       ============

Cash paid for income taxes                                                    $          -       $          -       $          -
                                                                              ============       ============       ============

Cash paid for interest                                                        $     72,817       $      4,479       $     83,158
                                                                              ============       ============       ============

        The accompanying notes are an integral part of these statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 December 31, 2000 and June 30, 2001 (unaudited)

Note A--The Company and Summary of Significant Accounting Policies

Radical Communication, Inc. ("RCI" or the "Company") is a software and services company that creates, delivers, and tracks targeted multimedia communications over the Internet. The Company's technology is designed to help its clients build stronger relationships with their customers through more efficient and cost-effective communications.

The Company's electronic multimedia messages, called RadicalMail messages, combine streaming video, audio, and graphics that are delivered via email or downloaded from a Web site. The recipient's responses to the message and transactional activities are provided to the client as part of the services offered through activity reports. RadicalMail messages can be viewed without installing any special software and provide consistent, high-quality video regardless of the recipient's Internet connection speed.

The Company's RadicalBuilder system is an application that allows users to easily create RadicalMail messages to be deployed through the RCI distributed network from an easy-to-use Web browser interface, while real-time tracking provides immediate feedback on who viewed the messages and the actions they took.

The Company was founded as StreaMedia.com, LLC on February 3, 1999 and incorporated as Radical Communication, Inc., a Delaware corporation, on March 10, 2000. In May 2001, the Company significantly cut back operations, and in September 2001, sold its assets to MindArrow Systems, Inc. (see Note H).

1. Principles of Consolidation

The accompanying consolidated financial statements include the accounts of RCI and its wholly-owned subsidiary, StreaMedia.com, LLC.

2. Interim Financial Statements

The financial statements and related footnote disclosures as of and for the six months ended June 30, 2001 and 2000 are unaudited; however, in the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the Company's financial position and results of operations for such period have been included. The results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

3. Revenue Recognition

Revenues are recognized when the consulting or production services are rendered and RadicalMail messages are delivered. Software license fees are recognized when pervasive evidence of an agreement exists, the product has been delivered, no significant obligations regarding implementation remain, the license fee is fixed or determinable and collection of the fee is probable.

Revenue from consulting services is recognized as the services are rendered. In December 1999, the U.S. Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 101, "Revenue Recognition" ("SAB 101"), which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The Company believes its revenue recognition practices are in conformity with the guidelines prescribed in SAB 101.

4. Product Development

In accordance with Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," the Company expenses costs associated with software developed or obtained for internal use in the preliminary project stage and, thereafter, capitalizes costs incurred in the developing or obtaining of internal use software. Capitalized costs are amortized over their useful life. Whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management evaluates the estimated useful life of intangible assets based upon projected future undiscounted cash flows. Other costs incurred in research and development are charged to expense as incurred.

5. Depreciation and Amortization

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets, generally two to five years. The Company periodically evaluates the recoverability of its long-lived assets based on expected undiscounted cash flows and recognizes impairments, if any, based on expected discounted future cash flows.

6. Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

At December 31, 2000 and June 30, 2001, the Company had a deferred tax asset of approximately $1,913,000 and $2,570,000, respectively, resulting from cumulative net operating losses for the period February 3, 1999 through December 31, 2000 and February 3, 1999 through June 30, 2001. The Company has provided for a valuation allowance of $1,913,000 and $2,570,000 at December 31, 2000 and June 30, 2001, respectively.

7. Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is recognized over the vesting period based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.

The Company accounts for non-employee stock-based awards in which goods or services are the consideration received for the equity instruments issued in accordance with provisions of SFAS No. 123 and Emerging Issues Task Force No. 96-18, "Accounting for Equity Instruments that are Issued to other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions involving Stock Compensation," an interpretation of APB No. 25. FIN 44 clarifies (a) the definition of "employee" for purposes of applying APB No. 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination.

FIN 44 was effective July 1, 2000, except requirements regarding certain events that occur after December 15, 1998 or January 12, 2000 but before the effective date should be applied prospectively. FIN 44 did not have a material impact on the Company's financial position, results of operations or cash flows.

8. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

9. Cash and Cash Equivalents

All highly liquid instruments with an original maturity of three months or less are considered cash equivalents.

10. Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash, cash equivalents, and accounts receivable. Substantially all of the Company's cash and cash equivalents are held in one financial institution. As of December 31, 2000 and June 30, 2001, the carrying amounts of cash were $670,904 and $419,132, respectively, and the bank balances were $910,370 and $454,496, respectively, of which $100,000 was FDIC insured. Accounts receivable are typically unsecured and derived primarily from customers located in the United States. The Company performs ongoing credit evaluations of its customers and will maintain reserves for potential credit losses as the need arises.

11. Comprehensive Income

In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which has been adopted by the Company. SFAS No. 130 establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. As none of these components have impacted the Company, adjustments for comprehensive income have not been made to the accompanying consolidated financial statements.

12. Segments

The Company has adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for reporting information regarding operating segments in annual financial statements and requires selected financial information for those segments to be presented in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, and geographic areas. To date the Company has viewed its operations as principally one segment.

13. Investments

The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale. Held-to-maturity securities are recorded as either short-term or long-term on the balance sheet based on contractual maturity date and are stated at amortized cost. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt and marketable equity securities not classified as held-to-maturity or as trading, are classified as available-for-sale and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in shareholders' equity. At December 31, 2000, the Company only had investments in held-to-maturity debt securities.

14. Recent Accounting Pronouncements

On July 20, 2001, the FASB issued SFAS No. 141, "Business Combinations", and SFAS 142, "Goodwill and Intangible Assets". SFAS No. 141 is effective for all business combinations completed after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001 and the effective date of SFAS No. 142. Major provisions of these Statements and their effective dates for the Company are as follows:

 .    All business combinations initiated after June 30, 2001 must use the purchase method of accounting. The pooling of interest method of accounting is prohibited except for transactions initiated before July 1, 2001.

 .    Intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability.

 .    Goodwill, as well as intangible assets with indefinite lives, acquired after June 30, 2001, will not be amortized. Effective January 1, 2002, all previously recognized goodwill and intangible assets with indefinite lives will no longer be subject to amortization.

 .    All acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting.

The Company does not anticipate that the adoption of SFAS Nos. 141 and 142 will have any material impact on the Company's financial position or results of operations.

Note B--Fixed Assets

Fixed assets, at cost, consist of the following:

                                                 June 30,      December 31,
                                                   2001           2000
                                              ------------    -------------
                                               (unaudited)

         Equipment                            $  2,199,547    $   2,187,443
         Computers                                 412,219          412,219
         Furniture and fixtures                     41,224           41,224
         Software                                1,116,816          819,496
                                              ------------    -------------

                                                 3,769,806        3,460,382
         Less accumulated depreciation          (1,253,651)        (625,347)
                                              ------------    -------------

                                              $  2,516,155    $   2,835,035
                                              ============    =============

Fixed assets included $1,871,669 of fixed assets under capital lease at June 30, 2001 and December 31, 2000. Accumulated depreciation of assets under capital lease totaled $706,236 and $393,840 at June 30, 2001 and December 31, 2000, respectively. With the exception of equipment subject to one capital lease, these assets were included in the transaction on September 12, 2001, whereby MindArrow Systems purchased substantially all of the assets of the Company (See Notes D and H).

Note C--Investment in Securities held to Maturity

The Company's investments in debt securities, which mature within one year, are held to maturity and are valued at amortized cost, which approximates fair value. The investments consist of discount agency notes. The aggregate fair value at December 31, 2000 was $3,984,505.

Note D--Commitments and Contingencies

1. Capital Leases

Future minimum lease payments under capital lease obligations at June 30, 2001 and December 31, 2000 are as follows:

                                                             June 30,      December 31,
                                                              2001             2000
                                                           -----------     ------------
                                                           (unaudited)
           2001                                            $   540,891     $    818,304
           2002                                                498,175          498,175
           2003                                                142,759          142,759
                                                           -----------     ------------

       Total minimum lease payments                          1,181,825        1,459,238
       Less amount representing interest                      (155,297)        (185,570)
                                                           -----------     ------------

       Present value of minimum lease payments               1,026,528        1,273,668
       Less current portion of capital lease obligations      (739,370)        (690,104)
                                                           -----------     ------------

       Capital lease obligations, net of current portion   $   287,158     $    583,564
                                                           ===========     ============

Upon the sale of assets of the Company to MindArrow Systems (See Note H), all but one of these leases were assigned to MindArrow. The lease that was not assigned, with a balance of $428,858 at June 30, 2001, remained an obligation of the Company. The lease obligation secured assets that also remained with the Company and were not included in the transaction.

2. Operating Leases

In January 2000, the Company entered into a non-cancelable three-year operating lease for its facilities in Huntington Beach, California, commencing on May 1, 2000. The lease provides for rent payments of $4,671 through April 30, 2001, $4,886 through April 30, 2002, and $5,102 through the remaining term of the lease, which expires on April 30, 2003. The minimum lease payments for operating leases for the years ending December 31 are as follows:

                  2001                              $      29,319
                  2002                                     60,362
                  2003                                     20,408
                                                    -------------

                                                    $     110,089
                                                    =============

Rent expense for the year ended December 31, 2000 amounted to $37,368. Rent expense for the six months ended June 30, 2001 amounted to $28,456. This lease obligation was assumed by MindArrow Systems upon the sale of assets of the Company (See Note H).

3.  Notes Payable

On June 6, 2001, the Company entered into five convertible secured promissory notes totaling $200,000, payable on the earlier of July 6, 2001, the consolidation or merger of the Company, or the sale of all, or substantially all, of the assets of the Company. The notes bear interest at 9.5%, increasing to 12% if the notes are not paid on the maturity date. The holders of the notes have the option to convert their note balances to preferred stock of the Company prior to the Company entering into any change of control transaction.

Upon the sale of assets of the Company to MindArrow Systems (See Note H), these liabilities were not assumed by MindArrow and remained an obligation of the Company.

4. Legal Proceedings

From time to time the Company is subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of trademarks, copyrights and other intellectual property rights. The Company is not currently aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on the Company's consolidated financial position or results of operations.

Note E--Recapitalization

On March 10, 2000, the Company acquired all of the outstanding membership units of StreaMedia LLC. For accounting purposes, the acquisition was treated as a recapitalization of the Company. The stockholders of StreaMedia LLC exchanged their membership units for 12,000,000 shares of common stock of the Company.

Note F--Stockholders' Equity

1. Series A Convertible Preferred Stock

As of December 31, 2000, the Company had issued 9,926,666 shares of Series A preferred stock for $1.50 per share in a private placement which closed in August 2000. Net proceeds were approximately $14.9 million. Dividends are payable to holders of Series A preferred stock when and if declared by the Company and will be non-cumulative. No dividends (other than those payable solely in common stock) will be declared or paid with respect to shares of common stock until dividends in the aggregate amount of at least $0.12 per share have been paid or declared on the Series A preferred.

Holders of shares of Series A preferred are entitled to vote on all matters submitted to a vote of the stockholders. Each share of Series A preferred entitles the holder to the number of votes equal to the number of shares of common stock into which the Series A preferred is convertible as of the record date established for the vote of stockholders. In addition, holders of Series A preferred, voting as a separate class, are entitled to elect two members of the Board of Directors.

Each share of Series A preferred is convertible into one share of common stock at any time upon the stockholder's election. The shares of Series A preferred will be automatically converted into shares of common stock upon (i) the effective date of a firm commitment, underwritten public offering of common stock pursuant to an effective registration statement under the Securities Act, other than a registration relating solely to a transaction under Rule 145 of the Securities Act or to any employee benefit plan of the Company, generating aggregate proceeds to the Company of not less than $15 million (after deducting underwriters' discounts and expenses) of not less than $4.50 per share, as such per share price may be adjusted to reflect stock subdivisions, combinations or dividends with respect to such shares, or (ii) the date specified by affirmative vote or written consent or agreement of holders of not less than two-thirds (2/3) of the then outstanding shares of Series A preferred.

In the event of liquidation, the holders of the Series A preferred shall be entitled to receive, prior to and in preference to any distributions to the holders of common stock, $1.50 per share of Series A plus any accrued but unpaid dividends if and when declared by the Board of Directors.

2. Options

Under the 2000 Option Plan (the "Plan"), incentive stock options may be granted to employees, directors, and officers of the Company and non-qualified stock options and stock purchase rights may be granted to consultants, employees, directors, and officers of the Company. Options granted under the Plan are for periods not to exceed ten years and must be issued at prices not less than 100% and 85%, for incentive and nonqualified stock options, respectively, of the fair market value of the stock on the date of grant, as determined by the Board of Directors. Options granted to shareholders who own greater than 10% of the outstanding stock are for periods not to exceed five years and must be issued at prices not less than 110% of the fair market value of the stock on the date of grant, as determined by the Board of Directors. Options granted under the Stock Plan generally vest 25% after the first year of service and ratably each month over the remaining thirty-six month period. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, but applies APB No. 25 and related interpretations in accounting for its plans.

The fair value of the Company's stock options was estimated as of the grant date using the Black-Scholes option pricing model with the following weighted average assumptions for the year ended December 31, 2000 and for the six months ended June 30, 2001: dividend yield of 0.0%, expected volatility of 0%, risk free interest rate of 6.5%, and an expected holding period from 1 to 3 years. All options granted under the Plan carried an exercise price of $0.60 per share. The following table summarizes activity under the Plan:

                                           Six Months Ended       Year ended
                                              June 30, 2001    December 31, 2000
                                           ----------------    -----------------
                                              (unaudited)

Outstanding at beginning of period             7,214,500               -
Granted                                          179,000           7,516,500
Exercised                                           -                  -
Forfeited/expired                               (675,853)           (302,000)
                                           -------------       -------------

Outstanding at end of period                   6,717,647           7,214,500
                                           =============       =============

Exercisable                                    3,004,411             152,750
                                           =============       =============

Weighted average contractual life (years)            9.4                 9.8

Upon the sale of assets of the Company to MindArrow Systems (See Note H), all employees were terminated.

Note G--Employment Contracts

The Company had employment agreements with eight employees. The agreements provided for severance payments under certain circumstances. As of December 31, 2000 and June 30, 2001, if all of the individuals under these contracts were to be terminated by the Company, the Company's liability would be approximately $1.2 million. Concurrently with the sale of assets of the Company to MindArrow Systems (See Note H), all of these contracts were terminated and the liabilities were settled for approximately $120,000, of which MindArrow assumed approximately $60,000.

Note H--Subsequent Event

On September 12, 2001, the Company sold substantially all of its assets to MindArrow Systems, a publicly-traded software and services company which had previously been a competitor. Under the terms of the transaction, MindArrow acquired substantially all of the assets of the Company in exchange for 1,980,000 shares of its common stock, 135,000 shares of its Series C preferred stock and an unsecured subordinated promissory note in the aggregate principal amount of $1,000,000. The promissory note bears interest at 5% per annum and is payable in two annual installments of $500,000, with the first installment due October 1, 2002. MindArrow also assumed certain liabilities, including up to $900,000 of unsecured payables and certain capital lease obligations. Upon the close of the proposed transaction, the Company designated a representative to join MindArrow's Board of Directors. The Company also formed a liquidating trust and appointed a trustee to manage the settlement of remaining liabilities and the liquidation of the Company.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

On September 12, 2001, MindArrow Systems, Inc. completed the acquisition of substantially all of the assets and the assumption of certain liabilities of Radical Communication, Inc., in exchange for 1,980,000 shares of common stock, 135,000 shares of Series C preferred stock, and a note payable for $1,000,000. Each share of common stock was valued at $1.02, and each share of Series C preferred at $2.04, resulting in total consideration of $3,295,000.

The Unaudited Pro Forma Combined Balance Sheet is presented as if the Company had completed the acquisition as of June 30, 2001. The Unaudited Pro Forma Combined Statement of Operations for the most recently completed fiscal year is presented as if the Company had completed the acquisition as of October 1, 1999 and both companies had the same fiscal year-end. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended June 30, 2001 is presented as if the Company had completed the acquisition on October 1, 2000.

The pro forma information is based upon tentative allocations of purchase price for the acquisition and may not be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results. Purchase accounting is based upon preliminary asset valuations, which are subject to change.

In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The Unaudited Pro Forma Combined Financial Statements are based upon, and should be read in conjunction with, the historical consolidated financial statements of MindArrow Systems, Inc. and Subsidiaries, and the respective notes to such financial statements in the Company's annual report on Form 10-K for the year ended September 30, 2000 and its other periodic filings with the Securities and Exchange Commission.

                    MindArrow Systems, Inc. and Subsidiaries
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                                                         As of June 30, 2001
                                                           -----------------------------------------------------------------------
                                                             MindArrow         Radical                   Pro Forma     Pro Forma
                                                              Systems       Communication               Adjustments     Combined
                                                           ------------   ----------------            ---------------  -----------
                             ASSETS

Current Assets:
  Cash                                                     $  2,424,635   $        419,132    (a)     $      (419,132) $  2,424,635
  Cash, pledged                                                 115,400                  -                          -       115,400
  Accounts receivable, net                                      747,307            223,832                          -       971,139
  Prepaid expenses                                               43,867             55,421                          -        99,288
  Due from related parties                                      471,231                  -                          -       471,231
                                                           ------------   ----------------            ---------------  ------------

     Total current assets                                     3,802,440            698,385                   (419,132)    4,081,693

Fixed Assets, net                                             2,378,678          2,516,155    (a)            (428,858)    4,245,206
                                                                                              (b)            (220,769)

Intangible Assets, net                                        2,794,760                  -    (d)           2,434,176     5,228,936
Deposits                                                        124,886             51,716                          -       176,602
                                                           ------------   ----------------            ---------------  ------------

     Total assets                                          $  9,100,764   $      3,266,256            $     1,365,417  $ 13,732,437
                                                           ============   ================            ===============  ============


           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                 $  1,427,084   $        676,422            $             -  $  2,103,506
  Deferred revenue                                            1,364,259             62,581                          -     1,426,840
  Current portion of capital lease obligations                        -            739,370   (a), (c)        (187,657)      551,713
  Due to related parties                                        268,670                  -                          -       268,670
  Notes payable                                                       -            200,000                   (200,000)            -
                                                           ------------   ----------------            ---------------  ------------
     Total current liabilities                                3,060,013          1,678,373                   (387,657)    4,350,729
                                                           ------------   ----------------            ---------------  ------------

Note payable                                                          -                  -                  1,000,000     1,000,000
Capital lease obligations, net of current portion                     -            287,158   (a), (c)        (241,201)       45,957
                                                           ------------   ----------------            ---------------  ------------

     Total liabilities                                        3,060,013          1,965,531                    371,142     5,396,686
                                                           ------------   ----------------            ---------------  ------------

Stockholders' Equity:
  Series A Convertible Preferred Stock,
     $0.001 par value; 9,926,666 shares authorized,
     issued and outstanding; $14,889,999 aggregate
     liquidation preferennce                                          -              9,927                     (9,927)           -
  Series B Convertible Preferred Stock,
     $0.001 par value; 1,750,000 shares authorized;
     1,004,949 shares issued and outstanding;
     $8,039,592 aggregate liquidation preference                  1,005                  -                          -         1,005
  Series C Convertible Preferred Stock,
     $0.001 par value; 3,000,000 shares authorized;
     779,775 shares issued and outstanding; $19,494,375
     aggregate liquidation preference                               780                  -                        135           915
  Common Stock,
     $0.001 par value; 30,000,000 shares authorized;
     11,456,666 shares issued and outstanding as of
     June 30, 2001                                               11,457                  -                      1,980        13,437
  Common Stock,
     $0.001 par value; 29,926,666 shares authorized;
     12,000,000 shares issued and outstanding                         -             12,000                    (12,000)            -
  Additional paid-in capital                                 70,149,571         18,414,518                (16,121,633)   72,442,456
  Accumulated deficit                                       (64,012,440)       (17,135,720)                17,135,720   (64,012,440)
  Unearned stock-based compensation                            (109,622)                 -                          -      (109,622)
                                                           ------------   ----------------           ----------------  ------------

     Total stockholders' equity                               6,040,751          1,300,725                    994,275     8,335,751
                                                           ------------   ----------------           ----------------  ------------

     Total liabilities and stockholders' equity            $  9,100,764   $      3,266,256           $      1,365,417  $ 13,732,437
                                                           ============   ================           ================  ============

        The accompanying notes are an integral part of these statements.

                    MindArrow Systems, Inc. and Subsidiaries
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                                        Nine Months Ended June 30, 2001
                                               ---------------------------------------------------------------------------------
                                                  MindArrow             Radical                 Pro Forma          Pro Forma
                                                   Systems           Communication             Adjustments         Combined
                                               ----------------    -----------------         ---------------     ---------------
Revenues                                       $      2,739,253    $       1,022,385         $             -     $     3,761,638
                                               ----------------    -----------------         ---------------     ---------------

Operating expenses:
  Development                                         2,144,665            2,154,788                       -           4,299,453
  Production                                          1,301,044            1,232,654                       -           2,533,698
  Sales and marketing                                 4,969,565            2,213,958                       -           7,183,523
  General and administration                          4,644,713            2,856,655                       -           7,501,368
  Depreciation and amortization                       2,031,804              902,013                       -           2,933,817
                                               ----------------    -----------------         ---------------     ---------------

                                                     15,091,791            9,360,068                       -          24,451,859
                                               ----------------    -----------------         ---------------     ---------------

Operating loss                                      (12,352,538)          (8,337,683)                      -         (20,690,221)
Interest income, net                                    222,149               68,463    (e)          (37,500)            253,112
Other expense                                           (64,157)                   -                       -             (64,157)
Loss on transfer agent fraud                        (19,609,090)                   -                       -         (19,609,090)
                                               ----------------    -----------------         ---------------     ---------------

     Net loss                                  $    (31,803,636)   $      (8,269,220)        $       (37,500)    $   (40,110,356)
                                               ================    =================         ===============     ===============

Basic and diluted loss per share               $          (3.00)                                                 $         (3.19)
                                               ================                                                  ===============

Shares used in computation of basic
and diluted loss per share                           10,604,816                                                       12,584,816
                                               ================                                                  ===============

        The accompanying notes are an integral part of these statements.

                    MindArrow Systems, Inc. and Subsidiaries
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                           September 30,        December 31,
                                                               2000                2000
                                                          -------------       --------------
                                                             MindArrow            Radical           Pro Forma        Pro Forma
                                                              Systems          Communication       Adjustments        Combined
                                                          -------------       --------------       -----------    --------------

Revenues                                                  $  1,641,895        $  1,182,063         $       -        $ 2,823,958
                                                          -------------       -------------        -----------    --------------

Operating expenses:
 Development                                                 2,220,276           1,998,356                 -          4,218,632
 Production                                                  1,038,963           1,741,566                 -          2,780,529
 Sales and marketing                                         7,666,936           3,191,745                 -         10,858,681
 General and administration                                  6,212,800           4,722,002                 -         10,934,802
 Depreciation and amortization                               1,527,413             629,798                 -          2,157,211
                                                          -------------       -------------        -----------    --------------
                                                            18,666,388          12,283,467                 -         30,949,855
                                                          -------------       -------------        -----------    --------------
Operating loss                                             (17,024,493)        (11,101,404)                -        (28,125,897)
Interest income, net                                           537,321             171,912   (e)     (50,000)           659,233
Provision for income taxes                                      (1,628)                  -                 -             (1,628)
Minority interest                                               20,029                   -                 -             20,029
                                                          -------------       -------------                       --------------
                                                                                                   -----------
   Net loss                                                (16,468,771)        (10,929,492)          (50,000)       (27,448,263)
Beneficial conversion feature on preferred stock           (12,346,440)                  -                 -        (12,346,440)
                                                          -------------       -------------        -----------    --------------
   Net loss available to common stockholders              $(28,815,211)       $(10,929,492)        $ (50,000)      $(39,794,703)
                                                          =============       =============        ===========    ==============
Basic and diluted loss per share                          $      (2.95)                                            $      (3.39)
                                                          =============                                           ==============

Shares used in computation of basic and diluted
loss per share                                               9,759,222                                               11,739,222
                                                          =============                                           ==============


        The accompanying notes are an integral part of these statements.

                    MindArrow Systems, Inc. and Subsidiaries
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The pro forma adjustments contained in the accompanying unaudited pro forma combined financial statements give effect to the following:

     (a) All assets were purchased except for cash and equipment secured by one capital lease, the liability for which was not assumed, which had a balance of $428,858 at June 30, 2001.

     (b) Fixed assets were written down to fair market value, resulting in a reduction in recorded value of $220,769.

     (c) The Asset Purchase Agreement and a related letter agreement called for MindArrow to assume up to $900,000 in unsecured liabilities; operating expenses arising from August 13, 2001 until the close of the transaction, and any of the capital lease obligations for which the lessors consented to the assumption. Accordingly, the short-term notes payable were not assumed, nor was a capital lease obligation which had a balance of $428,858 as of June 30, 2001. The accompanying Pro Forma Combined Balance Sheet was prepared as if the transaction had closed on June 30, 2001, and no adjustment has been made for changes in asset or liability amounts from that date until September 12, 2001.

     (d) The Company is in the process of valuing the excess of purchase price over the fair value of net assets acquired. Accordingly, no amortization expense for intangible assets acquired has been recorded in the accompanying Pro Forma Combined Statements of Operations.

     (e)  The $1,000,000 note payable bears interest at 5% per annum.

(c)      EXHIBITS

              The following exhibits are filed as part of this report:

Exhibit No.   Description
-----------   -----------

2.1 Asset Purchase Agreement, dated as of September 12, 2001, by and among MindArrow Systems, Inc., Radical Communication, Inc. and STREAMedia, LLC.*

4.1 Subordinated Promissory Note, dated September 12, 2001, by MindArrow Systems, Inc. **

23.1          Consent of Grant Thornton LLP, Independent Auditors

              * Previously filed as Exhibit 2.1 on Form 8-K filed on September 24, 2001.

              ** Previously filed as Exhibit 4.1 on Form 8-K filed on September 24, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MINDARROW SYSTEMS, INC.



                                      By:   /s/ Michael R. Friedl
                                          --------------------------------------
                                          Michael R. Friedl
                                          Chief Financial Officer, Secretary and
                                          Treasurer

Date: November 26, 2001